Exhibit 99.1

November 10, 2014

ERBA Diagnostics Reports 3rd Quarter Financial Results

- Margins, Gross Profit Rise on Integration of Operations and Change in Mix of Product Sales -

MIAMI LAKES, Fla., November 10, 2014 - ERBA Diagnostics, Inc. (NYSE MKT:ERB), a fully integrated in vitrodiagnostics company, today announcedthird quarter 2014 financial results.

ERBA Diagnostics recorded quarterly revenue of $6.5 million and net income of $0.1 million for the third quarter of 2014. This compares to revenue of $6.9 million and net income of $0.1 million for the third quarter of 2013. Gross margin increased to 48.6% with gross profit of $3.1 million in the third quarter of 2014, compared to gross margin of 43.4% with gross profit of $3.0 million for the same period in 2013.

"We are on track to deliveranother record year of income," said Mohan Gopalkrishnan, Chief Executive Officer of ERBA Diagnostics. "We are shifting our product mix to new and higher margin instruments and reagents. We are successfully expanding to new geographies, notably our recent entry into Brazil. And operationally, we consolidated manufacturing to a single site, which has capacity to meet anticipated growth and is already contributing to operational efficiencies..

“Looking ahead to 2015 and beyond, we expect further revenue growth to come from a combination of new productswe are developing or may distribute. These include our new diabetes product, the Hb-Vario, for which we are seeking required regulatory approval in Europe and plan to seek required regulatory approval in the U.S., a new urinalysis system, and a new coagulation system.”

Third Quarter Financial Highlights

ERBA Diagnostics recognized revenues of $6.5 million for the third quarter of 2014, compared to $6.9 million for the third quarter of 2013. This decrease is primarily attributed to the affects from sales to Russia and Africa, deferred production related to consolidation of manufacturing and the phasing out of older lower margin products as ERBA Diagnostics shifts toward selling higher margin instruments and consumables.

Gross margin increased to 48.6% with gross profit of $3.1 million, compared to gross margin of 43.4% with a gross profit of $3.0 million for the same period in 2013. The increase in margins is related to greater percentage of reagent sales, as existing instruments from our installed-base experience increased utilization per system, and to improved efficiencies the Company is realizing from consolidating its operations.

Total operating expenses decreased to $2.8 million in the third quarter of 2014, compared to $2.9 million in the third quarter of 2013, as a result of a decrease in selling, partially offset by an increase in general and administrative expenses primarily related to increased rent for Drew Scientific’s expanded facility.

Income from operations totaled $0.4 million for the third quarter of 2014, compared to $0.1 million in the thirdquarter of 2013. Net income was $0.1 million for the third quarter of 2014, or earnings of $0.00 per diluted share, compared to net income of $0.1 million for the third quarter of 2013, or earnings of $0.00 per diluted share.

Cash and cash equivalents were $2.3 millionas ofSeptember 30, 2014.

Third Quarter Operational Highlights

ERBA Diagnostics has recently accomplished several operational milestones. These milestones include:

●	The U.S. launch of the XL 200, a state-of-the-art clinical chemistry platform from our majority stockholder ERBA Mannheim, for which we are the exclusive distributor in the U.S. and Latin America;

●	Entry into Brazil, where there is a predominance of smaller, local healthcare providers;

●	Consolidated manufacturing to a single site with increased capacity to fulfill anticipated growth in demand; and

●

Strengthened the commercial team with the appointment of William Creech as Vice President of Sales and Marketing, who brings more than 20 years of experience in the diagnostic industry, with Vermillion, Abbott, Siemens, and Thermo-Fisher.

Conference Call

ERBA Diagnostics will host a conference call and simultaneous webcast to review financial results and provide a business update at 9:00 a.m. Eastern Time today, November 10, 2014. The webcast may be accessed from the investor relations section of the Company’s website, www.erbadiagnostics.com. The call may be accessed by dialing 1-877-300-8521 (U.S.) and 1-412-317-6026 (International). Areplay of the call will be available via webcast and will be accessible from the Investor Relations section of the Company’s website under ‘Events & Presentations.’

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, clinical chemistry, hematology and diabetes through its six subsidiaries – Diamedix Corporation (U.S.), Delta BiologicalsS.r.l. (Europe), ImmunoVision, Inc. (U.S.), Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.), and Erba Diagnostics Mexico S.A. (Latin America).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation, the risks and uncertainties related to: ERBA Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; ERBA Diagnostics may not be able to sustain annual growth in revenue or income, whether as a result of expanding sales from existing products, launching new products, exploring additional acquisitions, or otherwise;ERBA Diagnostics may not achieve a record year of income; ERBA Diagnostics’ ability to successfully implement its strategic initiatives, in the timeframes anticipated, or at all, including, without limitation, that ERBA Diagnostics may not be able to successfully shift its product mix to new and higher margin instruments and reagents, including, without limitation, the XL-200 and the Hb-Vario, that ERBA Diagnostics may not be able to obtain regulatory approval of the Hb-Vario in the timeframe anticipated or at all, that ERBA Diagnostics may not be able to launch the Hb-Vario in the timeframe anticipated or at all, that, once commercially launched, ERBA Diagnostics’ new products, including, without limitation, the Hb-Vario, may not be a source of revenue growth and earnings growth or otherwise positively impact ERBA Diagnostics’ financial condition, operating results and cash flows, that ERBA Diagnostics may not continue to expand into new geographic regions, and that the consolidation of ERBA Diagnostics’ operations may not result in the elimination of redundancies, improved efficiencies or the reduction of operating expenses; ERBA Diagnostics’ reliance on agreements and other arrangements, including, without limitation, distribution arrangements, with its majority stockholder ERBA Diagnostics Mannheim GmbH; ERBA Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; and economic, competitive, political, governmental and other factors affecting ERBA Diagnostics and its operations, markets and products.  In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,286,914	$4,031,071
Accounts receivable, net	6,385,317	5,546,715
Inventories, net	7,259,095	6,494,173
Related party receivables	1,898,407	1,834,732
Other current assets	833,371	395,196
Total current assets	18,663,104	18,301,887
PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	3,886,288	3,136,434
Machinery and equipment	3,464,866	3,831,213
Furniture and fixtures	2,027,512	2,216,720
	9,731,623	9,537,324
Less: accumulated depreciation	(7,953,216)	(7,976,121)
Property, plant and equipment, net	1,778,407	1,561,203
OTHER LONG-TERM ASSETS:
Intangible assets, net	1,241,210	1,480,151
Goodwill	3,494,619	3,494,619
Equipment on lease, net	588,601	586,785
Product license	183,909	226,349
Restricted deposits	435,227	204,686
Other assets	17,239	18,786
Total other long-term assets	5,960,805	6,011,376
Total assets	$26,402,316	$25,874,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,843,111	$1,953,906
Revolving line of credit	1,939,662	1,904,879
Other accrued expenses	2,383,385	2,894,430
Total current liabilities	6,166,158	6,753,215
OTHER LONG-TERM LIABILITIES:
Deferred tax liabilities	658,030	576,160
Other long-term liabilities	1,138,491	1,027,425
Total other long-term liabilities	1,796,521	1,603,585
Total liabilities	7,962,679	8,356,800
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized 100,000,000 shares, issued and outstanding 44,008,221 in 2014 and 43,658,221 in 2013	440,082	436,582
Additional paid-in capital	53,439,773	53,081,370
Accumulated deficit	(35,117,399)	(35,861,343)
Accumulated other comprehensive loss	(322,819)	(138,943)
Total shareholders’ equity	18,439,637	17,517,666
Total liabilities and shareholders’ equity	$26,402,316	$25,874,466

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Three and Nine Months Ended September 30, 2014 and 2013

(Unaudited)

	Three months		Nine months
	2014	2013	2014	2013
NET REVENUE	$6,469,488	$6,940,713	$20,381,257	$20,538,079
COST OF SALES	3,326,571	3,925,819	10,596,514	11,033,411
Gross profit	3,142,917	3,014,894	9,784,743	9,504,668
OPERATING EXPENSES:
Selling	931,259	1,327,460	3,192,135	4,009,650
General and administrative	1,750,267	1,403,495	4,752,106	4,331,719
Research and development	110,325	205,398	686,220	933,375
Total operating expenses	2,791,851	2,936,353	8,630,461	9,274,744
Income from operations	351,066	78,541	1,154,282	229,924
OTHER INCOME (EXPENSE), NET:
Interest expense	(17,105)	(29,264)	(96,195)	(67,177)
(Loss) gain on foreign currency transactions	(197,685)	112,909	(211,890)	138,164
Acquisition expenses	-	-	-	(211,045)
Other income (expense), net	20,775	(5,663)	(14,077)	(40,368)
Total other (expense) income, net	(194,015)	77,982	(322,162)	(180,426)
Income before provision for income taxes	157,051	156,523	832,120	49,498
PROVISION FOR INCOME TAXES	(29,133)	(27,294)	(88,176)	(79,988)
Net income (loss)	127,918	129,229	743,944	(30,490)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(302,889)	420,765	(183,876)	188,875
Total comprehensive income (loss)	$(174,971)	$549,994	$560,068	$158,385
NET INCOME (LOSS) PER SHARE – Basic	$0.00	$0.00	$0.02	$(0.00)
NET INCOME (LOSS) PER SHARE – Diluted	$0.00	$0.00	$0.01	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	43,906,740	43,658,221	43,832,851	43,658,221
Diluted	55,236,760	46,937,852	54,650,237	43,658,221